EXHIBIT 10.3

SJW CORP.

RESTRICTED STOCK UNIT ISSUANCE AGREEMENT

RECITALS

A.                                   The Board has adopted the Plan for the purpose of retaining the services of selected Employees of the Corporation (or any Parent or Subsidiary).

B.                                     Participant is to render valuable services to the Corporation (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation’s issuance of an equity incentive award under the Plan designed to retain Participant’s continued service.

C.                                     All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix A.

NOW, THEREFORE, it is hereby agreed as follows:

1.                                       Grant of Restricted Stock Units.  The Corporation hereby awards to Participant, as of the Award Date, Restricted Stock Units under the Plan.  Each Restricted Stock Unit which vests during Participant’s period of Service shall entitle Participant to receive one share of Common Stock on the applicable vesting date.  The number of shares of Common Stock subject to the awarded Restricted Stock Units, the applicable vesting schedule for those shares, the applicable date or dates on which those vested shares shall become issuable to Participant and the remaining terms and conditions governing the award (the “Award”) shall be as set forth in this Agreement.

Participant

Award Date:	,

Number of Shares Subject to Award:	shares of Common Stock (the “Shares”)

Vesting Schedule:

The Shares shall vest in a series of four (4) successive equal annual installments upon Participant’s completion of each year of Service over the four (4)-year period measured from the Award Date (the “Normal Vesting Schedule”). However, the Shares may be subject to accelerated vesting in accordance with the provisions of Paragraphs 4 and 6 below.

Issuance Schedule:

The Shares in which the Participant vests on an annual basis in accordance with the Normal Vesting Schedule shall be issued, subject to the Corporation’s collection of all applicable Withholding Taxes, on the applicable annual vesting date or as soon thereafter as administratively practicable (the “Issuance Date”), but in no event later than the close of the calendar year in which such annual vesting date occurs or (if later) the fifteenth day of the third calendar month following such vesting date. The Shares which vest pursuant to Paragraph 4 or Paragraph 6 of this Agreement shall be issued in accordance with the provisions of the applicable Paragraph. The applicable Withholding Taxes are to be collected pursuant to the procedure set forth in Paragraph 8 of this Agreement.

2.                                       Limited Transferability.  Prior to actual receipt of the Shares which vest and become issuable hereunder, Participant may not transfer any interest in the Award or the underlying Shares. Any Shares which vest hereunder but which otherwise remain unissued at the time of Participant’s death may be transferred pursuant to the provisions of Participant’s will or the laws of inheritance or to Participant’s designated beneficiary or beneficiaries of this Award.  Participant may also direct the Corporation to re-issue the stock certificates for any Shares which in fact vest and become issuable under the Award during his or her lifetime to one or more designated family members or a trust established for Participant and/or his or her family members.  Participant may make such a beneficiary designation or certificate directive at any time by filing the appropriate form with the Plan Administrator or its designee.

3.                                       Cessation of Service.  Except as otherwise provided in Paragraph 4 or Paragraph 6 below, should Participant cease Service for any reason prior to vesting in one or more Shares subject to this Award, then the Award shall be immediately cancelled with respect to those unvested Shares, and the number of Restricted Stock Units will be reduced accordingly.  Participant shall thereupon cease to have any right or entitlement to receive any Shares under those cancelled units.

4.                                       Accelerated Vesting.  Should Participant cease Employee status by reason of death or Disability, then all of the Shares at the time subject to this Award shall immediately vest and shall be issued on the date of the Participant’s Separation from Service or as soon as administratively practicable thereafter, subject to the Corporation’s collection of the applicable Withholding Taxes, but in no event later than the close of the calendar year in which such Separation from Service occurs or (if later) the fifteenth (15th) day of the third (3rd) calendar month following the date of such Separation from Service.

5.                                       Stockholder Rights.  Participant shall not have any stockholder rights, including voting rights or dividend rights, with respect to the Shares subject to the Award until the Shares vest and Participant becomes the record holder of those Shares upon their actual issuance following the Company’s collection of the applicable Withholding Taxes.

6.                                       Change in Control.

A.                                   Any Restricted Stock Units subject to this Award at the time of a Change in Control may be assumed by the successor entity or otherwise continued in full force and effect or may be replaced with a cash retention program of the successor entity which preserves the Fair Market Value of the underlying Shares at the time of the Change in Control and provides for the subsequent vesting and payout of that value in accordance with the same vesting and payout provisions that would be applicable to those Shares in the absence of such Change in Control. In the event of such assumption or continuation of the Award or such replacement of the Award with a cash retention program, no accelerated vesting of the Restricted Stock Units shall occur at the time of the Change in Control.

B.                                     In the event the Award is assumed or otherwise continued in effect, the Restricted Stock Units subject to the Award will be adjusted immediately after the consummation of the Change in Control so as to apply to the number and class of securities into which the Shares subject to those units immediately prior to the Change in Control would have been converted in consummation of that Change in Control had those Shares actually been issued and outstanding at that time.  To the extent the actual holders of the outstanding Common Stock receive cash consideration for the Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the Restricted Stock Units subject to the Award at that time, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in the Change in Control transaction, provided such shares are registered under the federal securities laws and readily tradable on an established securities exchange.

C.                                     Should either of the following events occur during the period commencing with the earlier of (i) the execution date of any definitive agreement for a Change in Control transaction or (ii) the actual occurrence of a Change in Control and ending with the earlier of (x) the expiration of the twenty-four (24)-month period measured from the effective date of the Change in Control or, to the extent applicable, (y) the date the definitive agreement for the Change in Control transaction is terminated or cancelled without the consummation of the contemplated Change in Control transaction:

(i)                                     Participant’s Employee status is terminated other than for Good Cause, or

(ii)                                  Participant resigns from Employee status for Good Reason,

then all of the Shares at the time subject to this Award shall immediately vest and shall be issued on the date of the Participant’s Separation from Service or as soon as administratively practicable thereafter, subject to the Corporation’s collection of the applicable Withholding Taxes, but in no event later than the close of the calendar year in which such Separation from Service occurs or (if later) the fifteenth (15th) day of the third (3rd) calendar month following the date of such Separation from Service, unless a further deferral is required pursuant to Paragraph 9.

D.                                    If the Restricted Stock Units subject to this Award at the time of the Change in Control are not assumed or otherwise continued in effect or replaced with a cash retention program in accordance with Paragraph 6.A above, then those units shall vest immediately prior to the closing of the Change in Control. The Shares subject to those vested units shall be converted into the right to receive the same consideration per share of Common Stock payable to the other stockholders of the Corporation in consummation of that Change in Control, and such consideration per Share shall be distributed to Participant upon the tenth (10th) business day following the earliest to occur of (i) the Issuance Date determined for that Share in accordance with the Normal Vesting Schedule, (ii) the date of Participant’s Separation from Service or (iii) the first date following the Change in Control on which the distribution can be made without contravention of any applicable provisions of Code Section 409A. Such distribution shall be subject to the Corporation’s collection of the applicable Withholding Taxes pursuant to the provisions of Paragraph 8.

E.                                      This Agreement shall not in any way affect the right of the Corporation to adjust, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

7.                                       Adjustment in Shares.  Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction, extraordinary dividend or distribution or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, or should the value of outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, or should there occur any merger, consolidation or other reorganization, then equitable adjustments shall be made by the Plan Administrator to the total number and/or class of securities issuable pursuant to this Award in order to reflect such change and thereby prevent a dilution or enlargement of benefits hereunder. The determination of the Plan Administrator shall be final, binding and conclusive.  In the event of a Change in Control, the adjustments (if any) shall be made in accordance with the provisions of Paragraph 6.

8.                                       Issuance of Shares/Collection of Withholding Taxes.

A.                                   On each applicable Issuance Date (or any earlier date on which the Shares are to be issued in accordance with the terms of this Agreement), the Corporation shall issue to or on behalf of the Participant a certificate (which may be in electronic form) for the applicable number of shares of Common Stock, subject, however, to the Corporation’s collection of the applicable Withholding Taxes.

B.                                     The Corporation shall collect the applicable Withholding Taxes with respect to the Shares which vest and become issuable hereunder through an automatic share withholding procedure pursuant to which the Corporation will withhold, at the time of such vesting, a portion of the Shares with a Fair Market Value (measured as of the applicable vesting date) equal to the amount of those taxes; provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy the Corporation’s required tax withholding obligations using the minimum statutory withholding rates for federal and state tax purposes that are applicable to supplemental taxable income.

C.                                     Notwithstanding the foregoing provisions of Paragraph 8.B, the employee portion of the federal, state and local employment taxes required to be withheld by the Corporation in connection with the vesting of the Shares or any other amounts hereunder (the “Employment Taxes”) shall in all events be collected from the Participant no later than the last business day of the calendar year in which the Shares or other amounts vest hereunder.  Accordingly, to the extent the Issuance Date for one or more vested Shares or the distribution date for such other amounts is to occur in a year subsequent to the calendar year in which those Shares or other amounts vest, the Participant shall, on or before the last business day of the calendar year in which the Shares or other amounts vest, deliver to the Corporation a check payable to its order in the dollar amount equal to the Employment Taxes required to be withheld with respect to those Shares or other amounts.  The provisions of this Paragraph 8.C shall be applicable only to the extent necessary to comply with the applicable tax withholding requirements of Code Section 3121(v).

D.                                    Except as otherwise provided in Paragraph 6 and Paragraph 8.B, the settlement of all Restricted Stock Units which vest under the Award shall be made solely in shares of Common Stock.  In no event, however, shall any fractional shares be issued.  Accordingly, the total number of shares of Common Stock to be issued pursuant to this Award shall, to the extent necessary, be rounded down to the next whole share in order to avoid the issuance of a fractional share.

9.                                       Deferred Issuance Date. Notwithstanding any provision to the contrary in this Agreement, no Shares or other amounts which become issuable or distributable by reason of Participant’s Separation from Service shall actually be issued or distributed to Participant prior to the earlier of (i) the first day of the seventh (7th) month following the date of such Separation from Service or (ii) the date of Participant’s death, if Participant is deemed at the time of such Separation from Service to be a specified employee under Section 1.409A-1(i) of the Treasury Regulations issued under Code Section 409A, as determined by the Plan Administrator in accordance with consistent and uniform standards applied to all other Code Section 409A arrangements of the Corporation, and such delayed commencement is otherwise required in order to avoid a prohibited distribution under Code Section 409A(a)(2).  The deferred Shares or other distributable amount shall be issued or distributed in a lump sum on the first day of the seventh (7th) month following the date of Participant’s Separation from Service or, if earlier, the first day of the month immediately following the date the Corporation receives proof of Participant’s death.

10.                                 Benefit Limit.  The benefit limitation of this Paragraph 10 shall apply only to the extent Participant is not otherwise entitled to a Code Section 4999 tax gross-up, pursuant to the terms of the Corporation’s Executive Severance Plan, with respect to the Shares that vest on an accelerated basis in connection with a Change in Control or subsequent cessation of Employee status:

In the event the vesting and issuance of the Shares subject to this Award would otherwise constitute a parachute payment under Code Section 280G, then the vesting and issuance of those Shares shall be subject to reduction to the extent necessary to assure that the number of Shares which vest and are issued under this Award will be limited to the greater of (i)  the number of Shares which can vest and be issued without triggering a parachute payment under Code Section 280G or (ii)  the maximum number of Shares which can vest and be issued under this Award so as to provide the Participant with the greatest after-tax amount of such vested and issued Shares after taking into account any excise tax the Participant may incur under Code Section 4999 with respect to those Shares and any other benefits or payments to which the Participant may be entitled in connection with any change in control or ownership of the Corporation or the subsequent termination of the Participant’s Service.

11.                                 Compliance with Laws and Regulations.  The issuance of shares of Common Stock pursuant to the Award shall be subject to compliance by the Corporation and Participant with all applicable requirements of law relating thereto and with all applicable regulations of any Stock Exchange on which the Common Stock may be listed for trading at the time of such issuance.

12.                                 Notices.  Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices.  Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated below Participant’s signature line on this Agreement.  All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

13.                                 Successors and Assigns.  Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Participant, Participant’s assigns, the legal representatives, heirs and legatees of Participant’s estate and any beneficiaries of the Award designated by Participant.

14.                                 Construction.  This Agreement and the Award evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan.  All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the Award.

15.                                 Governing Law.  The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.

16.                                 Employment at Will.  Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Participant) or of Participant, which rights are hereby expressly reserved by each, to terminate Participant’s Service at any time for any reason, with or without cause.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Agreement on the respective dates indicated below.

SJW CORP.

By:

Title:

Date:

[PARTICIPANT’S NAME]

Signature:

Address:

Date:

APPENDIX A

DEFINITIONS

The following definitions shall be in effect under the Agreement:

A.                                   Agreement shall mean this Restricted Stock Unit Issuance Agreement.

B.                                     Award shall mean the award of Restricted Stock Units made to Participant pursuant to the terms of the Agreement.

C.                                     Award Date shall mean the date the Restricted Stock Units are awarded to Participant pursuant to the Agreement and shall be the date indicated in Paragraph 1 of the Agreement.

D.                                    Board shall mean the Corporation’s Board of Directors.

E.                                      Change in Control shall mean any change in control or ownership of the Corporation which occurs by reason of one or more of the following events:

(i)                                     the acquisition, directly or indirectly by any person or related group of persons (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under control with, the Corporation or an employee benefit plan maintained by any such entity, of beneficial ownership (as defined in Rule 13d-3 of the Exchange Act) of securities of the Corporation that results in such person or related group beneficially owning securities representing thirty percent (30%) or more of the total combined voting power of the Corporation’s then-outstanding securities;

(ii)                                  a merger, recapitalization, consolidation, or other similar transaction to which the Corporation is a party, unless securities representing at least 50% of the combined voting power of the then-outstanding securities of the surviving entity or a parent thereof are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately before the transaction;

(iii)                               a sale, transfer or disposition of all or substantially all of the Corporation’s assets, unless securities representing at least 50% of the combined voting power of the then-outstanding securities of the entity acquiring the Corporation’s assets or parent thereof are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately before the transaction,

(iv)                              a merger, recapitalization, consolidation, or other transaction to which the Corporation is a party or the sale, transfer, or other disposition of all or substantially all of the Corporation’s assets if, in either case, the members of the Board immediately prior to consummation of the transaction do not, upon consummation of the transaction, constitute at least a majority of the board of directors of the surviving entity or the entity acquiring the Corporation’s assets, as the case may be, or a parent thereof (for this purpose, any change in the composition of the board of directors that is anticipated or pursuant to an understanding or agreement in connection with a transaction will be deemed to have occurred at the time of the transaction, provided such change occurs within twelve (12) months after the effective date of the transaction); or

(v)                                 a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases by reason of one or more contested elections for Board membership, to be comprised of individuals who either (a) have been Board members since the beginning of such period or (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members who were described in clause (a) or who were previously so elected or approved and who were still in office at the time the Board approved such election or nomination; provided, however, that solely for purposes of determining whether a permissible Section 409A distribution can be made under Paragraph 6.D in connection with such Change in Control event, the period for measuring a change in the composition of the Board shall be limited to a period of twelve (12) consecutive months or less;

provided that no Change in Control shall occur if the result of the transaction is to give more ownership or control of the Corporation to any person or related group of persons who held securities representing more than thirty percent (30%) of the combined voting power of the Corporation’s outstanding securities as of March 3, 2003.

F.                                      Code shall mean the Internal Revenue Code of 1986, as amended.

G.                                     Common Stock shall mean the shares of the Corporation’s common stock.

H.                                    Corporation shall mean SJW Corp., a California corporation, and any successor corporation to all or substantially al of the assets or voting stock of SJW Corp. which shall by appropriate action adopt the Plan and/or assume the Award.

I.                                         Disability shall mean the Participant’s permanent and total disability as determined pursuant to Section 22(e)(3) of the Code.

J.                                        Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance; provided, however, that solely for purposes of determining whether Employee has incurred a Separation from Service, the term “Employee” shall have the meaning assigned to such term in the Separation from Service definition set forth in this Appendix.

K.                                    Fair Market Value per share of Common Stock on any relevant date shall be the closing selling price per share on the date in question on the Stock Exchange on which the Common Stock is at that time primarily traded, as such price is officially quoted in the composite tape of transactions on such exchange.  If there is no reported sale of Common Stock on such Stock Exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

L.                                      Good Cause shall mean:

(i)                                     Any act or omission by the Participant that results in substantial harm to the business or property of the Corporation (or any Parent or Subsidiary) and that constitute dishonesty, intentional breach of fiduciary obligation or intentional wrongdoing, or

(ii)                                  Participant’s conviction of a criminal violation involving fraud or dishonesty.

The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss Participant or any other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan or this Agreement, to constitute grounds for termination for Good Cause.

M.                                 Good Reason shall be deemed to exist with respect to Participant if and only if, without Participant’s express written consent:

(i)                                     there is a significant change in the nature or the scope of Participant’s authority or in his or her overall working environment;

(ii)                                  Participant is assigned duties materially inconsistent with his or her present duties, responsibilities and status;

(iii)                               there is a reduction in the sum of Participant’s rate of base salary and target bonus; or

(iv)                              the Corporation changes by fifty-five (55) miles or more the principal location in which Participant is required to perform services;

provided that, in the case of each such reason, that the Corporation has not cured such condition within thirty (30) days after written notice by Participant to the Corporation that such condition exists and constitutes Good Reason.

N.                                    1934 Act shall mean the Securities Exchange Act of 1934, as amended.

O.                                    Participant shall mean the person to whom the Award is made pursuant to the Agreement.

P.                                      Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of al classes of stock in one of the other corporations in such chain.

Q.                                    Plan shall mean the Corporation’s Long Term Incentive Plan.

R.                                     Plan Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.

S.                                      Restricted Stock Unit shall mean each unit subject to the Award which shall entitle Participant to receive one (1) share of Common Stock upon the vesting of that unit.

T.                                     Separation from Service shall mean the Participant’s cessation of Employee status by reason of his or her death, retirement or termination of employment.  The Participant shall be deemed to have terminated employment for such purpose at such time as the level of his or her bona fide services to be performed as an Employee (or as a consultant or independent contractor) permanently decreases to a level that is not more than twenty percent (20%) of the average level of services he or she rendered as an Employee during the immediately preceding thirty-six (36) months.  Solely for purposes of determining when a Separation from Service occurs, Participant will be deemed to continue in “Employee” status for so long as he or she remains in the employ of one or more members of the Employer Group, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance. “Employer Group” means the Corporation and any Parent or Subsidiary and any other corporation or business controlled by, controlling or under common control with, the Corporation, as determined in accordance with Sections 414(b) and (c) of the Code and the Treasury Regulations thereunder, except that in applying Sections 1563(1), (2) and (3) for purposes of determining the controlled group of corporations under Section 414(b), the phrase “at least 50 percent” shall be used instead of “at least 80 percent” each place the latter phrase appears in such sections and in applying Section 1.414(c)-2 of the Treasury Regulations for purposes of determining trades or businesses that are under common control for purposes of Section 414(c), the phrase “at least 50 percent” shall be used instead of “at least 80 percent” each place the latter phrase appears in Section 1.4.14(c)-2 of the Treasury Regulations.  Any such determination as to Separation from Service, however, shall be made in accordance with the applicable standards of the Treasury Regulations issued under Section 409A of the Code.

U.                                    Service shall mean Participant’s performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the Board or a consultant or independent advisor.  Participant shall be deemed to cease Service immediately upon the occurrence of either of the following events:  (i) Participant no longer performs services in any of the foregoing capacities for the Corporation (or any Parent or Subsidiary) or (ii) the entity for which Participant performs such services ceases to remain a

Parent or Subsidiary of the Corporation, even though Participant may subsequently continue to perform services for that entity.  Service as an Employee shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation; provided, however, that the following special provisions shall be in effect for any such leave:

(i)                                     Should the period of such leave (other than a disability leave) exceed six (6) months, then Participant shall be deemed to cease Service and to incur a Separation from Service upon the expiration of the initial six (6)- month period of that leave, unless Participant retains a right to re-employment under applicable law or by contract with the Corporation (or any Parent or Subsidiary).

(ii)                                  Should the period of a disability leave exceed twenty-nine (29) months, then Participant shall be deemed to cease Service and to incur a Separation from Service upon the expiration of the initial twenty-nine (29)-month period of that leave, unless Participant retains a right to re-employment under applicable law or by contract with the Corporation (or any Parent or Subsidiary).   For such purpose, a disability leave shall be a leave of absence due to any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of not less than six (6) months and causes Participant to be unable to perform the duties of his or her position of employment with the Corporation (or any Parent or Subsidiary) or any substantially similar position of employment.

(iii)                               Except to the extent otherwise required by law or expressly authorized by the Plan Administrator or by the Corporation’s written policy on leaves of absence, no Service credit shall be given for vesting purposes for any period Participant is on a leave of absence.

V.                                     Stock Exchange shall mean the American Stock Exchange, the Nasdaq Global or Global Select Market or the New York Stock Exchange.

W.                                Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

X.                                    Withholding Taxes shall mean the federal, state and local income and employment taxes required to be withheld by the Corporation in connection with the vesting and issuance of the shares of Common Stock (or any other property) under the Award.